EXHIBIT 17(b)
                                   Proxy Card



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                          KEYSTONE HARTWELL GROWTH FUND


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996




         The undersigned, revoking all Proxies heretofore given, hereby appoints Albert H. Elfner, III, Rosemary D. Van Antwerp and Melina M.T. Murphy or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone Hartwell Growth Fund ("KHGF") that the undersigned is entitled to vote at the meeting of shareholders of KHGF to be held at 2:00 p.m. on Thursday, April 25, 1996 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:


         To approve an Agreement and Plan of Reorganization whereby Keystone Omega Fund ("KOF") will acquire all of the assets of KHGF in exchange for Shares of KOF and will assume the liabilities of KHGF, as described in the accompanying Prospectus/Proxy Statement.


____________ FOR    ___________ AGAINST      _________  ABSTAIN




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PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KHGF.

THE BOARD OF TRUSTEES OF KHGF RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
THEREOF.



                                            NOTE: PLEASE SIGN EXACTLY AS YOUR
                                            NAME(S) APPEAR ON THIS CARD.


                                            Dated: ____________________, 1996


                                  Signature(s):_______________________________


                                 Signature (of joint
                                      owner, if any):_________________________



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.